BORGWARNER INC.
AMENDED AND RESTATED
2004 STOCK INCENTIVE PLAN
Restricted Stock Agreement
For Employees

THIS Restricted Stock Agreement (the “Agreement”) dated as of _____________, by and between BORGWARNER INC., a Delaware corporation (the “Company”) and ________________ (the “Employee”), is entered into as follows:

WITNESSETH:

WHEREAS, the Company has established the BorgWarner Inc. Amended and Restated 2004 Stock Incentive Plan, a copy of which is attached hereto or which has been previously provided to the Employee;

WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that the Employee be granted shares of Restricted Stock pursuant to the terms of the Plan and the terms of this Agreement;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth:

1.
Award of Restricted Stock.  The Company hereby awards to Employee on this date, XXXXXXXX, shares of its common stock, par value $.01 (“Stock”), subject to the terms and conditions set forth in the Plan and this Agreement (the “Award”).

2.
Issuance of Share Certificates or Book Entry Record.  The Company shall, as soon as administratively feasible after execution of this Agreement by the Employee, either (1) issue one or more certificates in the name of the Employee representing the shares of Restricted Stock covered by this Award, or (2) direct the Company’s transfer agent for the Stock to make a book entry record showing ownership for the Restricted Stock in the name of the Employee, subject to the terms and conditions of the Plan and this Agreement.

3.
Custody of Share Certificates During the Restriction Period.  In the event that the Company issues one or more certificates for the Restricted Stock covered by this Award in lieu of book entry, during the Restriction Period described below:

a.	The certificate or certificates shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Amended and Restated 2004 Stock Incentive Plan and a Restricted Stock Agreement.  Copies of such Plan and Restricted Stock Agreement are on file at the headquarters offices of BorgWarner Inc.”

b.	The certificates shall be held in custody by the Company until the restrictions set forth herein shall have lapsed; and

c.
As a condition to receipt of this Award, the Employee hereby authorizes the Company to issue such instructions to the transfer agent as the Company may deem necessary or proper to comply with the intent and purposes of this Agreement and the Plan, including their provisions regarding forfeiture, and that this paragraph shall be deemed to constitute the stock power, endorsed in blank, contemplated by Section 8(b) of the Plan.

4.
Terms of the Plan Shall Govern.  The Award is made pursuant to, and is subject to the Plan, including, without limitation, its provisions governing a Change in Control and Cancellation and Rescission of Awards.  In the case of any conflict between the Plan and this Agreement, the terms of the Plan shall control.  Unless otherwise indicated, all capitalized terms contained in this Agreement shall have the meaning assigned to them in the Plan.

5.
Restriction Period.  The Restriction Period for the Restricted Stock awarded to the Employee under this Agreement shall commence with the date of this Agreement set forth above and shall end, for the percentage of the shares indicated below, on the date when the Restricted Stock shall have vested in accordance with the following schedule:

Date                                                                Vested Percentage

________________, 200_                                                                                     #% of the Awarded Shares

_________________,200_                                                                                                100% of the Awarded Shares

During the Restriction Period, the Employee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Restricted Stock awarded herein.

6.
Shareholder Rights.  Subject to the restrictions imposed by this Agreement and the Plan, the Employee shall have, with respect to the Restricted Stock covered by this Award, all of the rights of a stockholder of the Company holding Stock, including the right to vote the shares.  However, any cash dividends payable with respect to the Restricted Stock covered by this Award shall be automatically reinvested in additional Restricted Stock, based on the Restricted Stock’s Fair Market Value as of the dividend payment date; the additional Restricted Stock so awarded shall vest at the same time as the Restricted Stock to which it relates.  Dividends payable with respect to the Restricted Stock covered by this Award that are payable in Stock shall also be paid in the form of Restricted Stock and shall vest at the same time as the Restricted Stock to which it relates.

7.	Death or Disability; Forfeiture of Shares.

a.
In the event of the Employee’s Termination of Employment by reason of death or Disability, the restrictions applicable to the Restricted Stock granted under this Agreement shall lapse and the Restricted Stock shall become free of all restrictions and shall become fully vested and transferable.

b.
Except in the case of Employee’s Termination of Employment by reason of Disability or the Employee’s Death, upon the Employee’s Termination of Employment during the Restriction Period, all shares of Stock covered by this Award that remain subject to restriction shall be forfeited by the Employee.  However, if the Employee’s employment is involuntarily terminated during the Restriction Period by the Company (other than for Cause), or in the event of the Employee’s Retirement during the Restriction Period, the Compensation Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of the Restricted Stock covered by this Award.

8.
Change in Control.  In the event of a Change in Control, the restrictions applicable to any shares of Stock covered by this Award shall lapse, and such shares of Stock shall become free of all restrictions and become fully vested and transferable.

9.
Delivery of Shares.  At the Employee’s request, if and when the Restriction Period expires for a share or shares of Restricted Stock without a prior forfeiture, the Company will deliver certificate(s) for such share(s) to the Employee.

10.	Acquisition of Shares For Investment Purposes Only. By his or her signature hereto, the Employee hereby agrees with the Company as follows:

a.
The Employee is acquiring the shares of Stock covered by this Award for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “1933 Act”), and shall not dispose of any of the shares of the Stock in transactions which, in the opinion of counsel to the Company, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state securities or “blue sky” laws;

b.
If any of the shares of Stock covered by this Award shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any such shares shall be made by the Employee (or any other person) under such circumstances that he or she (or any other such person) may be deemed an underwriter, as defined in the 1933 Act; and

c.	The Company shall have the authority to endorse upon the certificate or certificates representing the Stock covered by this Agreement such legends referring to the foregoing restrictions.

11.
No Right to Continued Employment.  Nothing contained in the Plan or this Agreement shall confer upon the Employee any right to continued employment nor shall it interfere in any way with the right of the Company or any subsidiary or Affiliate to terminate the employment of the Employee at any time.

12.
Withholding of Taxes.  No later than the date as of which an amount first becomes includible in the Employee’s gross income for Federal income tax purposes, the Employee shall pay to the Company or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld.

13.
Governing Law.  The Award made and actions taken under the Plan and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without taking into account its conflict of laws provisions.

14.
Acceptance of Award.  By the Employee’s signature below, the Employee accepts the terms of the Award, as set forth in this Agreement and in the Plan.  Unless the Company otherwise agrees in writing, this Agreement shall not be effective as a Restricted Stock Award if a copy of this Agreement is not signed and returned to the Company.

15.	Binding Effect. Subject to the limitations stated above, this Agreement shall be binding upon and inure to the benefit of the parties’ respective heirs, legal representatives successors and assigns.

*           *           *           *           *

IN WITNESS WHEREOF, BORGWARNER INC. and the Executive have executed this Agreement to be effective as of the date first written above.

BORGWARNER INC.

By: _____________________________________

Title:  ____________________________________

I acknowledge receipt of a copy of the Plan (either as an attachment hereto or that has been previously received by me) and that I have carefully read this Agreement and the Plan.  I agree to be bound by all of the provisions set forth in this Agreement and the Plan.

Date:_____________________                                       Employee:_______________________________